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Exhibit 10.9

BERNAL CORPORATE PARK

BERNAL CORPORATE PLAZA I

OFFICE LEASE BETWEEN

PATRICIAN ASSOCIATES, INC.
a California corporation

("LANDLORD")

AND

ACCPAC INTERNATIONAL, INC.
a Delaware corporation

("TENANT")

June 5, 1998

TABLE OF CONTENTS

ARTICLE PAGE
1	TERM	1
2	POSSESSION	1
3	BASIC RENT	2
4	RENTAL ADJUSTMENT	2
5	SECURITY DEPOSIT	4
6	USE	5
7	NOTICES	6
8	BROKERS	6
9	HOLDING OVER	7
10	TAXES ON TENANT'S PROPERTY	7
11	CONDITION OF PREMISES	8
12	ALTERATIONS	8
13	REPAIRS	9
14	LIENS	9
15	ENTRY BY LANDLORD	9
16	UTILITIES AND SERVICES	10
17	BANKRUPTCY	10
18	INDEMNIFICATION	11
19	DAMAGE TO TENANT'S PROPERTY	11
20	TENANT'S INSURANCE	12
21	DAMAGE OR DESTRUCTION	13
22	EMINENT DOMAIN	15
23	DEFAULTS AND REMEDIES	15
24	ASSIGNMENT AND SUBLETTING	16
25	SUBORDINATION	18
26	ESTOPPEL CERTIFICATE	18
27	SIGNAGE	19
28	RULES AND REGULATIONS	19
29	CONFLICT OF LAWS	19
30	SUCCESSORS AND ASSIGNS	19
31	SURRENDER OF PREMISES	20
32	ATTORNEYS' FEES	20
33	PERFORMANCE BY TENANT	20
34	MORTGAGEE PROTECTION	20

35	DEFINITION OF LANDLORD	20
36	WAIVER	21
37	IDENTIFICATION OF TENANT	21
38	PARKING	21
39	TERMS AND HEADINGS	22
40	EXAMINATION OF LEASE	22
41	TIME	22
42	PRIOR AGREEMENT: AMENDMENTS	22
43	SEPARABILITY	22
44	RECORDING	22
45	CONSENTS	22
46	LIMITATION ON LIABILITY	22
47	RIDERS	23
48	EXHIBITS	23
49	MODIFICATION FOR LENDER	23
50	PROJECT PLANNING	23
51	OPTION TO RENEW	24
52	RIGHT OF FIRST OFFER	24

LIST OF EXHIBITS

EXHIBIT A	The Premises
EXHIBIT A-1	The Project
EXHIBIT B	Work Letter Agreement
EXHIBIT C	Standards for Utilities and Services
EXHIBIT D	Rules and Regulations
EXHIBIT E	Parking Rules and Regulations

BERNAL CORPORATE PARK
BERNAL CORPORATE PLAZA I

        THIS LEASE is made as of the 5th day of June, 1998, by and between PATRICIAN ASSOCIATES, INC., a California corporation ("Landlord"), and ACCPAC INTERNATIONAL, INC., a Delaware corporation ("Tenant").

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suite Number 300 (the "Premises") outlined on the floor plan attached hereto and marked EXHIBIT A, the Premises being agreed, for the purposes of this Lease, to have an area of approximately 29,357 rentable square feet and being situated on the third floor of that certain office building located at 6700 Koll Center Parkway, Bernal Corporate Plaza I, Pleasanton, California 94566 (the "Building"), more particularly described in EXHIBIT A-1 attached hereto. The Building contains approximately one hundred eight thousand five hundred sixty-four (108,564) rentable square feet of space.

        The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Lease is made upon the condition of such performance.

        Prior to the commencing of the term of this Lease the Premises shall be improved by the Tenant Improvements described in the Work Letter marked EXHIBIT B attached hereto.

ARTICLE 1
TERM

        The term of this Lease shall be for sixty (60) months, unless sooner terminated as hereinafter provided, commencing upon the date ("Commencement Date") which is the earlier of:

  (i)
  Substantial completion of the Tenant Improvements described in the Work Letter (subject to the provisions of Paragraph 7 of the Work Letter) and the tender of possession of the Premises to Tenant; or

  (ii)
  The date that Tenant opened for business in the Premises;

and ending on the last day of the last month in the term of this Lease, unless such term shall be sooner terminated as hereinafter provided. As soon as the Commencement Date is determined, the parties shall enter into an amendment of this Lease setting forth the precise commencement and termination dates of this Lease. Failure to enter into such an amendment, however, shall not affect liability the parties respective rights and liabilities hereunder. Reference in this Lease to a "Lease Year" shall mean each successive twelve month period commencing with the Commencement Date.

        Landlord and Tenant estimate that the Commencement Date shall be August 1, 1998.

ARTICLE 2
POSSESSION

        Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on or before the scheduled commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event the Term of this Lease shall not commence until Landlord tenders possession of the Premises to Tenant with the Tenant Improvements substantially completed. If, however, Landlord is unable to deliver possession of the Premises to Tenant with the Tenant Improvements substantially completed within five months from the date this Lease is fully executed, for any reason other than delays caused by Tenant, then Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord no later than ten business days after the expiration of such five-month period. If Landlord completes construction of the Tenant Improvements prior to the date scheduled in the Work Letter, Landlord shall deliver possession of the Premises to Tenant upon such completion and the term of this Lease shall thereupon commence.

ARTICLE 3
BASIC RENT

        (a)  Tenant agrees to pay Landlord Basic Rent for the Premises (subject to adjustment as hereinafter provided) as follows:

Months of Term	Basic Rent/Per Month
01-60	$66,053.25

The Basic Rent shall be paid monthly, in advance on the first (1st) day of each calendar month during the term, commencing on the first (1st) month of the Lease term and continuing on the first day of each month thereafter, except that the first (1 st) month's rent shall be paid on execution hereof. If Tenant's obligation to pay rent commences or ends on a day other than the first day of a calendar month, then the rental for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty. In addition to the Basic Rent, Tenant agrees to pay as additional rental the amount of rental adjustments and other charges required by this Lease. All rental shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated on the signature page of this Lease or to such other person or at such other place as Landlord may from time to time designate in writing.

        (b)    Late Charges.    In the event Tenant fails to pay any installment of rent when due or in the event Tenant fails to make any other payment for which Tenant is obligated under this Lease when due, then Tenant shall pay to Landlord a late charge equal to 5% of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment.

ARTICLE 4
RENTAL ADJUSTMENT

        (a)  For the purpose of this Article 4, the following terms are defined as follows:

          (i)    Tenant's Percentage.    That portion of the Project occupied by Tenant divided by the total rentable square footage of the Project, which result is the following: 27.041%.

          (ii)    Direct Expenses Base.    The amount of annual Direct Expenses which Landlord has included in Annual Basic Rent, which amount is Tenant's Percentage of the actual Direct Expenses for 1999. If the Project is less than ninety-five percent (95%) occupied during any calendar year of the term, an adjustment shall be made in computing the Direct Expenses for such year so that Direct Expenses shall be computed as though the Project were ninety-five percent (95%) occupied.

          (iii)    Direct Expenses.    The term "Direct Expenses" shall include:

            (A)  All real and personal property taxes and assessments (excluding those assessments described in Paragraph 4(a)(iii)(D)) imposed by any governmental authority or agency on the Project and the land on which the Project is located (including a pro-rata portion of any taxes levied on any common areas); any assessments levied in lieu of taxes; any non-progressive tax on or measured by gross rentals received from the rental of space in the Project; and any other costs levied or assessed by, or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less tax refunds obtained as a result of an application for review thereof; but shall not include any net income, franchise, capital stock, estate or inheritance taxes.

            (B)  Operating costs consisting of costs incurred by Landlord to the extent they relate to maintaining and operating the Project, exclusive of costs required to be capitalized for federal income tax purposes, costs relating to the leasing, mortgaging, disputes with and special requirements of other tenants, and including (without limiting the generality of the foregoing) the following: costs of utilities, supplies and insurance, cost of services of independent contractors, managers and other suppliers, the fair rental value of the Project management office, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the management, operation, maintenance, and repair of the Project, its equipment, parking facilities and the common areas, including, without limitation, engineers, janitors, foremen, floor waxers, window washers, watchmen and gardeners, but excluding persons performing services not uniformly available to or performed for substantially all Project tenants; cost of maintaining, repairing and replacing landscaping, sprinkler systems, concrete walkways, paved parking areas, signs, and site lighting.

            (C)  Amortization of such capital improvements as Landlord may have installed: (a) for the purpose of reducing operating costs, (b) to comply with governmental rules and regulations promulgated after the date of substantial completion of the Premises, and (d) any costs required by the CC&R's, as defined in Article 6, affecting the Premises or by any corporation, committee or association formed in connection therewith, provided that such cost together with interest at the prime rate for money center banks plus 100 basis points as published from time to time in the Wall Street Journal shall be amortized over such reasonable period as Landlord shall determine in accordance with generally accepted accounting principles, and only the monthly amortized cost shall be included in Direct Expenses monthly.

            (D)    Assessments.    Tenant acknowledges that the Premises are subject to assessments levied to secure bonds sold by the City of Pleasanton pursuant to Consolidated Reassessment District 1993-1. Such assessments shall be Landlord's responsibility throughout the term of this Lease. Tenant hereby consents to the formation of any other districts formed for maintenance, utilities, landscaping, lighting, special service zones, fire district, water district, road extensions, traffic mitigation, sports facilities or other improvements in the Project or Beral Corporate Park and to the re-financing of any assessment districts. Tenant hereby waives any right of notice and protest in connection with the formation and continued existence of the assessment districts so long as Tenant is not required to pay any assessments for any assessment districts that are specific to Bernal Corporate Park. Tenant shall execute all documents, including, but not limited to, petitions and formal waivers of notice and protest of formation, evidencing such consent and waiver upon request of Landlord or the City of Pleasanton.

        (b)    Payment of Direct Expenses.

          (i)    If Tenant's Percentage of the Direct Expenses paid or incurred by Landlord for any calendar year exceeds the Direct Expenses Base included in Tenant's rent, then Tenant shall pay such excess as additional rent.

          (ii)  In addition, for each year after the first calendar year, or portion thereof, Tenant shall pay Tenant's Percentage of Landlord's estimate of the amount by which Direct Expenses for that year shall exceed the Direct Expenses Base ("Landlord's Estimate"). This estimated amount shall be divided into twelve equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's statement is rendered.

          (iii)  As soon as possible after the end of each calendar year, Landlord shall provide Tenant with a reasonably detailed statement showing the amount of Tenant's Percentage of Direct Expenses, the amount of Landlord's Estimate actually paid by Tenant and the amount of the Direct Expenses Base. Thereafter, Landlord shall reconcile the above amounts and shall either bill Tenant for the balance due (payable on demand by Landlord) or credit any overpayment by Tenant towards the next monthly installment of Landlord's Estimate falling due, as the case may be. For purposes of making these calculations, in no event shall Tenant's Percentage of the Direct Expenses be deemed to be less than the Direct Expenses Base.

        (c)  Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

        (d)  Tenant shall have the right to inspect Landlord's books and records for the Project for the prior calendar year at any time within twelve (12) months after Tenant's receipt of Landlord's statement of the actual Direct Expenses to verify the Direct Expenses for such calendar year. Tenant shall conduct such inspection during normal business hours at the office of Landlord's property manager upon not less than two business days prior notice to Landlord. If Tenant questions or disputes any Direct Expenses billed to Tenant, Tenant shall notify Landlord in writing, and Landlord and Tenant shall attempt in good faith to resolve any dispute regarding such expenses. If Landlord and Tenant fail to resolve such dispute within thirty days after Tenant has notified Landlord of the expenses questioned, Tenant shall be permitted to conduct an audit of Landlord's books and records of the Direct Expenses, using an independent, licensed and reputable accounting firm, which audit shall be completed no later than eighteen (18) months from the date that Landlord's statement of the actual Direct Expenses for the calendar year in question has been delivered to Tenant. If the audit discloses that the Direct Expenses charged to Tenant for the period under review were overstated by five percent (5%) or more, Landlord shall reimburse Tenant for the cost of the audit; otherwise, the cost of the audit shall be paid by Tenant. Landlord shall promptly refund to Tenant the full amount of any overpayment made by Tenant.

ARTICLE 5
SECURITY DEPOSIT

        Tenant shall deposit with Landlord the sum of Sixty-Six Thousand Fifty-Three and 25/100ths Dollars ($66,053.25) upon Lease execution by Tenant. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant's obligations hereunder. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, and such default continues beyond the expiration of any applicable cure period provided for in this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. The security deposit or any balance thereof shall be returned to Tenant at the expiration of the Lease term, provided that Landlord may retain the security deposit for any outstanding amount due from Tenant in accordance with Article 4 hereof at the expiration of the Lease.

ARTICLE 6
USE

        Tenant shall use the Premises for general office use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building or Project, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant's shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Insurance Service Offices, formerly known as the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant acknowledges that Landlord has recorded covenants, conditions and restrictions against the Premises on February 18, 1987 as Instrument Number 87/046032 in the Official Records of Alameda County (the "CC&Rs"). Tenant's use of the Premises shall be subject to and Tenant shall comply with the CC&R's, as the same may be amended from time to time, provided that any amendments do not materially diminish Tenant's rights under this Lease or materially increase Tenant's obligations. Tenant acknowledges that there have been and may be from time to time recorded easements and/or declarations granting or declaring easements for parking, utilities, fire or emergency access, and other matters. Tenant's use of the Premises shall be subject to and Tenant shall comply with any and all such easements and declarations. Tenant's use of the Premises shall be subject to such guidelines as may from time to time be prepared by Landlord or the Bemal Corporate Park Owner's Association in their sole discretion. Tenant acknowledges that governmental entities with jurisdiction over the Premises may, from time to time promulgate laws, rules, plans and regulations affecting the use of the Premises, including, but not limited to, traffic management plans and energy conservation plans. Tenant's use of the Premises shall be subject to and Tenant shall comply with any and all such laws, rules, plans, and regulations. Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, to the extent brought into the Project by Tenant, its agents or employees, including those materials identified in Sections 66680 through 66685 of Title 33 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as they may be amended from time to time (collectively "Toxic Materials"). If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises.

ARTICLE 7
NOTICES

        Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery, by mail, or by nationally recognized overnight delivery service, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Project, or to Landlord at its address set forth at the end of this Lease. Either party may specify a different address for notice purposes by written notice to the other except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

ARTICLE 8
BROKERS

        Landlord and Tenant warrant, each to the other, that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except David B. Jonas of BT Commercial Real Estate, whose commission shall be payable by Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with the Lease. If either Landlord or Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, such party shall be solely responsible for the payment of any fee due said person or firm and shall hold the other party free and harmless against any liability in respect thereto, including attorneys' fees and costs.

ARTICLE 9
HOLDING OVER

        If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 4 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. If Tenant desires to holdover possession of the Premises after the expiration of the term with the consent of Landlord, Tenant shall provide Landlord with at least six months' prior written notice of Tenant's desire to do so, which notice shall specify the number of days or months of the proposed holdover. Landlord shall notify Tenant within ten business days after receipt of Tenant's notice whether Landlord will be able to accommodate Tenant's request. Any such holdover will be a rental rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 4 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Article 9 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease or following any permitted holdover period, despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys' fees and costs.

ARTICLE 10
TAXES ON TENANT'S PROPERTY

        (a)  Tenant shall be liable for and shall pay, at least ten days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property of if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

        (b)  If any improvements or alterations are made to Premises after the commencement of the term, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which any improvements or alterations in other space in the Project of tenants not separately charged are assessed, then the real property taxes and assessment levied against the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 10(a), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said improvements or alterations are assessed at a higher valuation than improvements or alterations of tenants not separately charged, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

ARTICLE 11
CONDITION OF PREMISES

        Tenant acknowledges that, except as expressly stated herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall establish that the Premises and the Project were in satisfactory condition at such time.

ARTICLE 12
ALTERATIONS

        (a)  Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and then only by contractors or mechanics reasonably approved by Landlord. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or Project or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may reasonably designate from time to time. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Offices formerly known as the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, reasonably satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building or Project for work claimed to have been done for, or materials claimed to have been fiunished to, Tenant will be discharged by Tenant, by bond or otherwise, within 30 days after Landlord has notified Tenant in writing of the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant given to Tenant at the time that Landlord grants its consent to any alterations, additions or improvements, specify that Tenant shall be required to remove such alterations, additions or improvements at the expiration or sooner termination of this Lease, and in such event Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all reasonable costs arising from such removal.

        (b)  All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever (other than Landlord's acts), Landlord may, at its option, remove the same in any reasonable and prudent manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all reasonable and actual expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, with notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

ARTICLE 13
REPAIRS

        (a)  By entry hereunder upon substantial completion of the Tenant Improvements, Tenant accepts the Premises as being in good and sanitary order, condition and repair, except for latent defects and any incomplete punch-list items. Landlord shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed, make all repairs to the Premises and every part thereof where required except due to excess wear and tear by Tenant. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted, and subject to the provisions of Article 12. Except as provided in EXHIBIT B, Landlord shall have no obligation to alter, remodel, improve, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Project except as specifically herein set forth.

        (b)  Anything contained in Paragraph 13(a) above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the foundations, building shell, and roof structure, all at Landlord's expense. Landlord shall also repair and maintain the basic plumbing, elevators, life safety systems and other building systems, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and perform roof repair and maintenance to the Premises; the cost of such repairs and maintenance shall be included in Direct Expenses as provided in Article 4. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 21 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

ARTICLE 14
LIENS

        Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the Building or Project, nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

ARTICLE 15
ENTRY BY LANDLORD

        Landlord reserves and shall at any and all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of any eviction of Tenant and without abatement of rent. Except for emergencies and regularly scheduled janitorial services, Landlord shall provide Tenant with reasonable prior notice of Landlord's intended entry. Landlord may, in order to carry out any of the foregoing purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord reasonably may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or any eviction of Tenant from the Premises or any portion thereof. Any damage to the Premises caused on account thereof shall be paid by Landlord. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

ARTICLE 16
UTILITIES AND SERVICES

        Landlord agrees to fumish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as EXHIBIT C, subject to the conditions and in accordance with the standards set forth therein. Landlord's failure to furnish any of the foregoing items when such failure is caused by:

          (i)    Accident, breakage, or repairs,

          (ii)  Strikes, lockouts or other labor disturbance or labor dispute of any character,

          (iii)  Governmental regulation, moratorium or other governmental action,

          (iv)  Inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by

          (v)  Any other cause beyond Landlord's reasonable control, shall not result in any liability to Landlord.

In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

ARTICLE 17
BANKRUPTCY

        If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty days from the date thereof, or if a receiver or trustee shall be appointed of Tenant's property and the order appointing such receiver or trustee shall not be set aside or vacated within thirty days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Paragraph 23(b) hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 17.

ARTICLE 18
INDEMNIFICATION

        (a)  Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, except to the extent arising from the gross negligence or willful misconduct of Landlord, its agents, or employees. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure. Tenant hereby waives all its claims in respect thereof against Landlord.

        (b)  Landlord shall indemnify, defend and hold Tenant harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Landlord under the terms of this Lease, or arising from the negligence or willful misconduct of Landlord or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel approved in writing by Tenant.

ARTICLE 19
DAMAGE TO TENANT'S PROPERTY

        Notwithstanding the provisions of Article 18 to the contrary, Landlord or its agents shall not be liable for (i) or damage to any property by theft or otherwise, or (ii) any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or (iv) from any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment.

ARTICLE 20
TENANT'S INSURANCE

        (a)  Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

          (i)    Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Project including, without limitation, furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property in an amount not less than ninety percent of the full replacement cost thereof. Such policy shall name Landlord and any mortgagees of Landlord as additional insured parties, as their respective interests may appear.

          (ii)  Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $3,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of premises and operation, contractual liability (covering the Indemnity contained in Paragraph 18 hereof) and shall (1) name Landlord as an additional insured, and (2) contain a cross liability provision, and (3) contain a provision that "the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord."

          (iii)  Workers' Compensation and Employer's Liability insurance (as required by state law).

          (iv)  Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself; provided that such other insurance is warranted due to a substantial change in the nature of Tenant's operations at the Premises and the increased risks associated therewith or due to the total amount of any claims paid on Tenant's insurance policies in the prior twelve (12) month period, or such insurance is customarily required for similar uses by owners of comparable buildings in Pleasanton, California.

        (b)  All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Bests Insurance Guide. Within ten days after the execution of this Lease, Tenant shall deliver to Landlord certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty days prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with a new certificate of insurance evidencing the renewal thereof, or within ten (10) days after written notice Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

ARTICLE 21
DAMAGE OR DESTRUCTION

        (a)  In the event the Project and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall have the following rights and obligations:

          (i)    In the event of total destruction, at Landlord's option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Project and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within ninety days after such damage, elect not to so repair, reconstruct or restore the Project and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said ninety day period. In the event Landlord elects not to restore the Project and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

          (ii)  In the event of a partial destruction of the Project and/or the Premises, to an extent not exceeding twenty-five percent of the full insurable value thereof, and if the damage thereto is such that the Project and/or the Premises may be repaired, reconstructed or restored within a period of ninety days from the date of the happening of such casualty and if Landlord will receive insurance proceeds sufficient to cover at least ninety-five percent (95%) of the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety days or exceeds twenty-five percent of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Subparagraph 21(a)(ii), Landlord shall give written notice to Tenant of its intention within said ninety day period. In the event Landlord elects not to restore the Project and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

        (b)  Upon any termination of this Lease under any of the provisions of this Article 21, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

        (c)  In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

        (d)  Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article 21. Notwithstanding anything to the contrary contained in this Article 21, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of said one year period.

        (e)  If damage, as defined and described in paragraph 21(a) above, is due to causes other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

        (f)    If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Project and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items in the Premises not provided at Landlord's expense shall be the obligation of Tenant.

        (g)  Notwithstanding anything to the contrary contained in this Article 21, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article 21 occurs during the last twelve months of the term of this Lease or any extension hereof.

        (h)  The provisions of California Civil Code 1932, Subsection 2, and 1933, Subsection 4, which permit termination of a lease upon destruction of the Leased Premises, are hereby waived by Tenant; and the provisions of this Article shall govern in case of such destruction.

ARTICLE 22
ENIINENT DOMAIN

        In case all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

ARTICLE 23
DEFAULTS AND REMEDIES

        (a)  The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

          (ii)  The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten business days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions.

          (ii)  The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 23(a)(i) above, where such failure shall continue for a period of thirty days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions. If the nature of Tenant's default is such that more than thirty days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty-day period and thereafter diligently prosecute such cure to completion,

          (iv)  (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty days.

        (b)  In the event of any such default by Tenant which continues beyond the expiration of any applicable cure period provided for herein, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

          (i)    The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

          (ii)  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iii)  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (iv)  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraph 23(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 23(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

        (d)  All rights, options and remedies contained in this Lease shall be constructed and held to be cumulative, and no one of them shall be exclusive of the other, and either party shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

        (e)  The chronic delinquency by Tenant in the payment of Basic Rent or any other payments required to be paid by Tenant under this Lease shall constitute a default hereunder by Tenant. "Chronic delinquency" shall mean failure by Tenant to pay Basic Rent, or any other payments required to be paid by Tenant under this Lease within ten (10) business days after written notice thereof (together with appropriate invoices or other back-up documentation for any non-rent payments due from Tenant) for any three (3) occasions (consecutive or non-consecutive) during any twelve (12) month period. In the event of a chronic delinquency, Landlord shall have the right, at Landlord's option, to require that Basic Rent be paid by Tenant quarterly, in advance.

ARTICLE 24
ASSIGNMENT AND SUBLETTING

        (a)  Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent which consent shall not be unreasonably withheld, delayed or conditioned. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default No consent to assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this paragraph. Tenant shall notify Landlord in writing of Tenant's intent to sublease, encumber or assign this Lease and Landlord shall, within ten business days of receipt of such written notice, elect one of the following:

          (i)    Consent to such proposed assignment, encumbrance or sublease;

          (ii)  Refuse such consent, which refusal shall be on reasonable grounds; or

          (iii)  Elect to terminate this Lease in its entirety if an assignment or a sublease of more than seventy-five percent (75%) of the Premises, or to terminate this Lease with respect to only the portion of the Premises affected and for the term affected if a sublease of less than seventy-five percent (75%) of the Premises.

        (b)  As a condition for granting its consent to any assignment, encumbrance or sublease, 30 days prior to any anticipated assignment or sublease Tenant shall give Landlord written notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or sublessee, and the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration of all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord requests reasonable additional detail upon receipt of the Assignment Notice, such notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any assignment or sublease until such additional detail is provided to it. Further, Landlord may require that the sublessee or assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee.

        (c)  The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from any liability or obligation hereunder whether or not then accrued. In the event Landlord shall consent to an assignment or sublease, Tenant shall pay Landlord as Additional Rent a reasonable attorneys' and administrative fee not to exceed $500 for costs incurred in connection with evaluating the Assignment Notice. This section shall be fully applicable to all further sales, hypothecations, transfers, assignments and subleases of any portion of the Premises by any successor or assignee of Tenant, or any sublessee of the Premises.

        (d)  As used in this section, the subletting of substantially all of the Premises for substantially all of the remaining term of this Lease shall be deemed an assignment rather than a sublease. Notwithstanding the foregoing, Landlord's consent shall not be required for an assignment, sale or transfer to an affiliate of Tenant, any entity into which Tenant is merged, with which Tenant is consolidated or which acquires all or substantially all of the assets or stock of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this section shall be binding upon it as if it were the original Tenant hereunder and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant at the commencement of this Lease.

        (e)  Except as provided above, Landlord's consent to any sublease shall not be unreasonably withheld. A condition to such consent shall be delivery by Tenant to Landlord of a true copy of any such sublease. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account and after Tenant has first recovered any reasonable and customary brokerage commission, reasonable attorneys' fees, and advertising costs paid by Tenant in connection with the assignment or sublease, Tenant shall pay to Landlord as additional rent hereunder one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this lease. The parties intend that the preceding sentence shall not apply to any sublease rentals respecting a portion of the Premises that during the entire term of this Lease was not occupied by Tenant for its own use, but was always subleased by Tenant and/or kept vacant. For the purpose of this section, the rent for each square foot of floor space in the Premises shall be deemed equal.

ARTICLE 25
SUBORDINATION

        Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to:

          (i)    All ground leases or underlying leases which may now exist or hereafter be executed affecting the Project or the land upon which the Project is situated or both,

          (ii)  The lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security, so long as the holder of any such ground or underlying lease, mortgage or deed of trust executes and delivers to Tenant a non-disturbance agreement which provides that in the event of any termination of such lease or foreclosure of any such mortgage or deed of trust this Lease shall not be terminated so long as Tenant is not in default hereunder. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to the Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. so long as, in the event of any subordination, such document(s) contain the non-disturbance provisions stated above.

          (iii)  The CC&R's as described in Article 6.

ARTICLE 26
ESTOPPEL CERTIFICATE

        (a)  Within ten days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement prepared initially by Landlord and confirming:

          (i)    The date of commencement of this Lease;

          (ii)  The fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications);

          (iii)  The date to which the rental and other sums payable under this Lease have been paid;

          (iv)  That there are no current notices of any defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and

          (v)  Such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein.

        (b)  Tenant's failure to deliver such statement to Landlord within five (5) days after Landlord has delivered a second notice to Tenant requesting completion of such statement shall be conclusive upon Tenant:

          (i)    That this Lease is in full force and effect, without modification

          (ii)  That there are no uncured defaults in Landlord's performance, and

          (iii)  That not more than one month's rental has been paid in advance.

ARTICLE 27
SIGNAGE

        Landlord shall provide for Tenant the opportunity to have Tenant's name placed upon the Building lobby directory sign, and at Tenant's entrance to the Premises. Tenant shall also be allowed signage on the Building parapet facing 1-680, the cost of said signage to be paid by the Tenant. Tenant shall have no right to maintain any other Tenant identification sign in any other location in, on or about the Premises, the Building, the Project, or Bernal Corporate Park and shall not display or erect any Tenant identification sign, display or other advertising material within the Premises that is visible from the exterior of the Building. The size, design, color and other physical aspects of the Tenant identification sign shall be subject to Landlord's written reasonable approval prior to installation. The cost of the installation of the sign, and its maintenance and removal expense, shall be at Tenant's sole expense. If Tenant fails to maintain its sign or if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed additional rent. All signs shall comply with rules and regulations set for by Landlord as may be modified from time to time.

ARTICLE 28
RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked EXHIBIT D, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations.

ARTICLE 29
CONFLICT OF LAWS

        This Lease shall be governed by and construed pursuant to the laws of the State of California.

ARTICLE 30
SUCCESSORS AND ASSIGNS

        Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

ARTICLE 31
SURRENDER OF PREMISES

        The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases and subtenancies.

ARTICLE 32
ATTORNEYS' FEES

        If Landlord should bring suit for possession of the Premises, or if either party should bring suit for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against the other party hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

ARTICLE 33
PERFORMANCE BY TENANT

        All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord; for which it is liable hereunder and has received written notice with appropriate detailed information or if Tenant shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for 30 days after written notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Article 23 hereof.

ARTICLE 34
MORTGAGEE PROTECTION

        In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

ARTICLE 35
DEFINITION OF LANDLORD

        The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this

Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

ARTICLE 36
WAIVER

        The waiver by either Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either Landlord or Tenant to insist upon the performance by the other in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant or any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE 37
IDENTIFICATION OF TENANT

        If more than one person executes this Lease as Tenant:

          (i)    Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

          (ii)  The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice to refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

ARTICLE 38
PARKING

        The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in EXHIBIT E attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established. Tenant, its employees and invitees shall use no more than four (4) non-exclusive parking spaces per one thousand (1,000) square feet of leased space. Tenant's use of the parking spaces shall be confined to the Project. If, in Landlord's reasonable business judgment, it becomes necessary, Landlord shall exercise due diligence to cause the creation of cross-parking easements and such other agreements as are necessary to permit Tenant, its employees and invitees to use parking spaces on the properties and buildings of Bernal Corporate Park, which are separate legal parcels from the Project. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project. Tenant will be provided two (2) reserved parking spaces proximate to the entrance of the building. All parking shall be provided to Tenant at no charge during the term of this Lease; provided, however, that if the City of Pleasanton or any other governmental entity with jurisdiction imposes any fees or charges related to parking, such fees or charges may be included in Direct Expenses and billed to Tenant as provided in Article 4.

ARTICLE 39
TERMS AND HEADINGS

        The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

ARTICLE 40
EXAMINATION OF LEASE

        Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

ARTICLE 41
TIME

        Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

ARTICLE 42
PRIOR AGREEMENT: AMENDMENTS

        This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

ARTICLE 43
SEPARABILITY

        Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, any such other provisions shall remain in full force and effect.

ARTICLE 44
RECORDING

        Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

ARTICLE 45
CONSENTS

        Whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld.

ARTICLE 46
LIMITATION ON LIABILITY

        In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

          (a)  The sole and exclusive remedy shall be against the Landlord's interest in the Project;

          (b)  No partner, officer, agent or employee of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

          (c)  No service or process shall be made against any partner, officer, agent or employee of Landlord (except as may be necessary to secure jurisdiction of Landlord);

          (d)  No partner, officer, agent or employee of Landlord shall be required to answer or otherwise plead to any service of process;

          (e)  No judgment will be taken against any partner, officer, agent or employee of Landlord;

          (f)    Any judgment taken against any partner, officer, agent or employee of Landlord may be vacated and set aside at any time nunc pro nunc;

          (g)  No writ of execution will ever be levied against the assets of any partner, officer, agent or employee of Landlord;

          (h)  These covenants and agreements are enforceable both by Landlord and also by any partner, officer, agent or employee of Landlord.

ARTICLE 47
RIDERS

        Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

ARTICLE 48
EXHIBITS

        All Exhibits attached hereto are incorporated into this Lease.

ARTICLE 49
MODIFICATION FOR LENDER

        If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

ARTICLE 50
PROJECT PLANNING

        If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Project planning program, upon notifying Tenant in writing, Landlord shall have the right to relocate Tenant to other space in the Project, at Landlord's sole cost and expense, and the terms and conditions of the original Lease shall remain in full force and effect, except that a revised EXHIBIT A reflecting the location of the new space shall be attached to and become a part of this Lease. However, if the new space does not meet with Tenant's approval, Tenant shall have the right to terminate this Lease effective thirty (30) days after written notice to Landlord, which notice shall be given within sixty (60) days after receipt of Landlord's notification.

ARTICLE 51
OPTION O RENEW

        Provided that Tenant is not in default under the terms and conditions of this Lease at the time of its exercise of this Option to Renew, Tenant shall have the right to renew this Lease for one (1) five (5) year term at one hundred percent (100%) of the then fair market rental value of the Premises. Tenant shall exercise its option by delivery of written notice to Landlord not less than one hundred eighty (180) days, but no more than two hundred seventy (270) days, prior to the expiration of the initial term of this Lease.

ARTICLE 52
RIGHT OF FIRST OFFER

        Provided that Tenant is not in default of any material provision of this Lease at the time of exercise, Tenant shall have the right of first offer to lease the approximately 8,000 square feet of space adjacent to the Premises (the "Additional Space") on the following terms and conditions. If at any time during the initial term of this Lease, all or any portion of the Additional Space becomes available for lease after such space has first been occupied by another tenant, Landlord shall notify Tenant of the portion of the Additional Space available (the "Offered Space") and the rent and other terms and conditions upon which Landlord would be willing to lease the Offered Space ("Landlord's Notice"). Tenant shall have five (5) business days after receipt of Landlord's Notice to notify Landlord in writing of Tenant's election to lease the Offered Space on the terms stated in Landlord's Notice. If Tenant notifies Landlord within such five-day period of Tenant's desire to lease the Offered Space, Landlord and Tenant shall enter into an amendment to this Lease adding the Offered Space to the Premises and modifying the Basic Rent and any other terms affected by the addition of the Offered Space. If, however, Tenant fails to notify Landlord of Tenant's election to lease the Offered Space within such five-day period or, if Landlord and Tenant, through no fault of Landlord, fail to execute an amendment to this Lease within thirty (30) days after the date of Tenant's notice to Landlord, Tenant shall be deemed to have waived its right to lease the Offered Space at such time and Landlord shall have the right to lease the Offered Space to any third party on substantially the terms stated in Landlord's Notice without further notice to Tenant. For the purposes of this Article 52, the Additional Space shall not be deemed to be "available for lease" if Landlord is negotiating with the existing tenant or tenants of such space for a renewal or extension of its lease term.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

Patrician Associates, Inc., a California corporation		ADDRESS: Patrician Associates c/o Parkway Properties, Inc. 7011 Koll Center, Suite 210 Pleasanton, CA 94566
By:	/s/ [Illegible]
Its:	[Illegible] Counsel
By:	/s/ [Illegible]
Its:
TENANT:		ADDRESS:
ACCPAC INTERNATIONAL, INC., a Delaware corporation
By:	/s/ FREDERICK WYSOCKI
Its:	CEO & President
By:
Its:

EXHIBIT A

        Parcel D of Parcel Map 5075, filed June 5, 1987, in Book 168 of Maps, Pages 85 through 88 inclusive, Alameda County Records.

        Excepting therefrom all subsurface water rights without the right of surface entry, as described in the Deed to the City of Pleasanton, recorded September 10, 1987, Series No. 87-249703, Alameda County Records.

THE PROJECT

        That certain building consisting of approximately one hundred eight thousand five hundred and sixty-four (108,564) rentable square feet located on that certain real property consisting of approximately six and 0794/10,000th (6.0794) acres more particularly described as:

        PARCEL 1 OF PARCEL D OF PARCEL MAP 5075 OF BERNAL CORPORATE PLAZA FILED JUNE 5, 1987 IN BOOK 168 OF MAPS, PAGE 85, ALAMEDA COUNTY RECORDS.

EXHIBIT A-1
WORK LETTER AGREEMENT

        This Work Letter Agreement is entered into as of the fifth day of June, 1998 by and between Patrician Associates, Inc., a California corporation ("Landlord") and Accpac International, Inc., a Delaware corporation ("Tenant").

RECITALS:

        A.    Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in EXHIBIT A attached to the Lease.

        B.    In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply hereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

        1.    COMPLETION SCHEDULE

        Within ten days after the execution of the Lease, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such schedule shall become the basis for completing the Tenant Improvement Work. Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within five working days after the date such schedule is first received by Tenant.

        2.    TENANT IMPROVEMENTS

        Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 3 below, including but not limited to partitioning, doors, ceilings, floor coverings, finishes, (including paint and wallcovering) electrical, (including lighting, switching, outlets, etc.) plumbing, heating ventilating and air conditioning, fire protection, cabinets an other mill work.

        3.    TENANT IMPROVEMENT PLANS

        Based upon on the space plan and annotations described on Exhibit B-I attached hereto, Landlord's architect and engineer shall prepare final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans."

        4.    FINAL PRICING AND DRAWING SCHEDULE

        Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in Paragraph 3 hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body for plan checking and a building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the City or County in which the Premises are located. After final approval of the working drawings, no further changes to Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

        5.    CONSTRUCTION OF TENANT IMPROVEMENTS

        After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Landlord shall enter into a construction contract at competitive rates and terms with a general contractor selected by Landlord for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord and Tenant agree that Hillhouse Construction will be one of the general contractors selected to bid the construction of the Tenant Improvements. Landlord shall supervise the completion of such work and shall use its best efforts to secure completion of the work in accordance with the Work Schedule.

        6.    PAYMENT OF COST OF THE TENANT IMPROVEMENTS

          (a)  Landlord shall deliver the Premises to Tenant in a "turnkey" condition in accordance with the approved Tenant Improvement Plans and shall pay for the cost of the Tenant Improvements shown on the approved Tenant Improvement Plans. In connection therewith, Landlord shall only be responsible for the following costs:

              (i)  Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical and structural drawings and of all other aspects of the Tenant Improvement Plans. Landlord will not be responsible for the payment of extraordinary design work not included within the scope of the approved and annotated space plan described on Exhibit B-1 or for payments to any other consultants, designers or architects other than Landlord's architect, engineer, and/or space planner;

            (ii)  The payment of permit and license fees relating to construction of the Tenant Improvements;

            (iii)  Construction of the Tenant Improvements, including, without limitation, the

              (1)  Installation within the Premises of all partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

              (2)  All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

              (3)  The furnishing and installation of all duct work, terminal boxes, defusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning.

              (4)  Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

              (5)  All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed with the Premises.

              (6)  All plumbing, fixtures, pipes, and accessories to be installed within the Premises.

              (7)  Owner shall provide telephone conduit only from the telephone jacks in the walls to the top of the ceiling at those locations specified in the Tenant Improvement Plans. Tenant shall be responsible for pulling all wires from the service boards to the individual jacks.

          (b)  In the event that the cost of installing the Tenant Improvements, after the working drawings have been approved by Tenant, shall exceed the cost of the improvements as indicated on the attached Exhibit "A", the excess shall be paid by Tenant to Landlord prior to Landlord prior to the commencement of construction of the Tenant Improvements.

          (c)  In the event that, after the Tenant Improvement Plans have been prepared and a price therefore established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs therefor including architectural and space planning fees, shall be paid by Tenant to Landlord prior to the commencement of such work.

        7.    COMPLETION AND RENTAL COMMENCEMENT DATE

        The commencement of the term of this Lease and Tenant's obligation for the payment of rental under the Lease shall not commence until substantial completion of construction of the Tenant Improvements. However, if there shall be a delay in substantial completion of the Tenant Improvements to the extent the delay is as a result of:

            (i)  Tenant's failure to approve any item or perform any other obligation in accordance with and by the date specified in the Work Schedule; available; or

          (ii)  Tenant's request for materials, finishes or installations other than those readily

          (iii)  Tenant's changes in the Tenant Improvement Plans after their approval by Tenant;

then the commencement of the term of this Lease and the commencement date shall be accelerated by the number of days of such delay.

        In Witness whereof, this Work Letter Agreement is executed as of the date first written above.

PATRICIAN ASSOCIATES, INC., a California corporation		ADDRESS: Patrician Associates c/o Parkway Properties, Inc., 7011 Koll Center, Suite 210 Pleasanton, CA 94566
By:	/s/ [ILLEGIBLE] [ILLEGIBLE]
Its:	Counsel
By:	/s/ [ILLEGIBLE] [ILLEGIBLE]
Its:	Vice President
TENANT: ACCPAC INTERNATIONAL, INC., a Delaware corporation		ADDRESS:
By:	/s/ FREDERICK WYSOCKI
Its:	CEO & President
By:
Its:

Tenant improvements will be done in substantial conformance with the Ambiance Associates plan dated June 4, 1998, as annotated by Computer Associates June 8, 1998 as described in and attached as Exhibit B-1.1; and the Tenant Design Program prepared by Computer Associates, Inc. and dated 11/5/97, all with the following exclusions or clarifications:

  1.
  Wallcovering will not be provided in the coffee rooms, lunch rooms or p.c. labs.

  2.
  The custom reception unit is not included (existing unit to be donated by Landlord).

  3.
  Two (2) projection screens are included.

  4.
  Column covers will be square, not round.

  5.
  There will be no two-hour-rated walls. One-hour walls will be provided where required by code.

  6.
  Cost of Computer Associates-prescribed Bentley carpet not to exceed $18.00/sq. yd (not including installation).

  7.
  The maximum allowance for the 24-hour supplemental air conditioning unit is $12,500.

  8.
  No upper cabinets are provided in copy rooms. No millwork is provided in any conference/board rooms.

  9.
  Miniblinds are not included on interior glass.

  10.
  Maximum allowance for four (4) refrigerators is $3,000 ($750 each).

  11.
  Card-key security system is not included; Landlord to provide electrified hardware only at three (3) doors.

STANDARDS FOR UTILITIES AND SERVICES

        The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto:

          (a)  On Monday through Friday, except holidays, from 7 A.M. to 6 P.M. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord, in accordance with prudent practices for comparable Class A office buildings in Pleasanton, it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures to the extent affected where Tenant does not keep all window coverings in the Premises closed. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen's wages for air conditioning mechanics.

          (b)  Landlord shall furnish to Tenant after-hours heating and air conditioning at the rate of $20.00 per hour (two-hour minimum charge) for such after-hours use. If the actual cost to Landlord of providing such after-hours heating and air-conditioning increases at any time during the term of this Lease, Landlord shall have the right to increase the hourly rate charged by Landlord for such after-hours usage to the extent such costs are increased upon at least 10 days prior notice to Tenant. Landlord shall bill Tenant monthly for such after-hours usage. If such charges are billed to Tenant separately from rent, then Tenant shall pay such charges to Landlord, as additional rent, within 30 days after receipt of Landlord's statement of such charges.

          (c)  Landlord shall furnish to the Premises, during the usual business hours on business days, electric current sufficient for normal office use. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Said estimates to be reviewed and adjusted quarterly. The parties agree that such process shall be used for calculating the electrical usage attributable to Tenant's dedicated air unit to be installed in the telecommunications room in the Premises. Tenant shall pay Landlord the estimated cost of such electrical usage monthly, as additional rent. Tenant agrees not to use any apparatus or device in, or upon, or about the premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Tenants shall not install or use or permit the installation or use of any computer, larger than personal computer, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

          (d)  Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

          (e)  Provide janitor service to the Premises, provided the same are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons reasonably approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

          (f)    Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when to the extent necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

RULES AND REGULATIONS
Bernal Corporate Plaza I Project

        1.    Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

        2.    If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises and which Landlord has not previously approved, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

        3.    Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Project. The halls, passages, exits, entrances, elevators, and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of any building of the Project.

        4.    The directory of the building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

        5.    All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

        6.    Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

        7.    If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions in their installation.

        8.    Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Project. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the

Premises or to any space therein to such a degree to be objectionable to Landlord or to any tenants in the Project, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Premises must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Premises, by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

        9.    Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

        10.  Tenant shall not use any method of heating or air-conditioning other than that supplied or approved by Landlord.

        11.  Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Premises' heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

        12.  Landlord reserves the right, exercisable upon prior written notice and without liability to Tenant, to change the name of the Project to the extent the same is not in conflict with Tenant's operations.

        13.  Landlord reserves the right to exclude from the Project between the hours of 6 p.m. and 7 am. the following day, or such other hours as may be established from time to time by Landlord in a manner consistent with first class office buildings in Pleasanton, California, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Project or has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. Landlord reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

        14.  Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or gas outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Project or by Landlord for noncompliance with this rule.

        15.  Tenant shall not obtain for use on the Premises ice, drinking water, food beverages, towel or other similar services upon the Premises, except at such reasonable hours and under such reasonable regulations as may be reasonably fixed by Landlord.

        16.  The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage of damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

        17.  Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

        18.  Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Premises without Landlord's prior written approval. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

        19.  Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

        20.  Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

        21.  Canvassing, soliciting and distributing of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

        22.  Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project if such violation materially adversely affects any other tenant's use and occupancy.

        23.  Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with reasonable directions issued from time to time by Landlord.

        24.  The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that use by Tenant of Underwriter's Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        25.  Tenant shall not use in the Premises any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Premises.

        26.  Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

        27.  Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        28.  Tenant and its employees, guests and invitees shall not enter into the waterways located in the Project. No object of any kind may be floated or submerged in the waterways, and no foreign substance of any kind may be thrown in the waterways. The expense of any breakage or damage to any mechanical equipment related to the waterways resulting from violation of this rule or any expense incurred restoring the waterways to their normal condition shall be borne by the tenant who, or whose employees or invitees, shall have caused such damage.

        29.  Tenant assumes responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        30.  Tenant's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

        31.  Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant in a non-discriminatory manner, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

        32.  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's lease of its Premises in the Project.

        33.  Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted. In particular, tenant shall comply at all times with the City of Pleasanton's Transportation Systems Management Ordinance (TSM Ordinance, Chapter 17.24, Pleasanton Municipal Code), as said Ordinance may be amended from time to time."

        34.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

PARKING RULES AND REGULATIONS

        The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Building.

        1.    All claimed damage or loss must be reported and itemized in writing delivered to the Landlord within ten business days after any claimed damage or loss occurs. Landlord has the option to make repairs at its expense of any claimed damage within two business days after filing of any claim. In all court actions the burden of proof to establish a claim remains with Tenant. Court actions by Tenant for any claim must be filed in the court of jurisdiction where a claimed loss occurred within ninety days after date of damage or loss. Landlord is not responsible for damage by water, fire, or defective brakes, or parts, or for the act of omissions of others, or for articles left in the car. Landlord is not responsible for loss of use.

        2.    Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

        3.    Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the Parking Facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

        4.    No overnight or extended term storage of vehicles shall be permitted.

        5.    Vehicles must be parked entirely within the painted stall lines of a single parking stall.

        6.    All directional signs and arrows must be observed.

        7.    The speed limit within all parking areas shall be 5 miles per hour.

        8.    Parking is prohibited:

          (a)  in areas not striped for parking;

          (b)  in aisles;

          (c)  where "no parking" signs are posed;

          (d)  on ramps;

          (e)  in cross hatched areas; and

          (f)    in such other areas as may be designated by Landlord or Landlord's Parking Operator.

        9.    Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

        10.  Loss of theft of parking identification devices from automobiles must be reported immediately, and a lost or stole report must be filed by the customer at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification.

        11.  Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

        12.  Lost or stolen devices found by the purchaser must be reported immediately to avoid confusion.

        13.  Washing, waxing, cleaning or servicing (except in an emergency) of any vehicle in any area not specifically reserved for such purpose is prohibited.

        14.  Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements.

        15.  Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities provided that such rules and regulations do not materially diminish Tenant's rights or materially increase Tenant's obligations. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

BERNAL CORPORATE PARK
FIRST AMENDMENT TO LEASE

        THIS FIRST Amendment to Lease dated September 14, 1998, by and between PATRICIAN ASSOCIATES, INC., a California Corporation ("Landlord") and ACCPAC INTERNATIONAL, INC., a Delaware Corporation ("Tenant") for the premises located at 6700 Koll Center Parkway, Suite 300, Pleasanton, California 94566.

RECITALS

        On June 5, 1998, Patrician Associates, Inc., a California Corporation (Landlord), and Accpac International, Inc., a Delaware Corporation ("Tenant") entered into an Office Lease ("Lease").

        Landlord and Tenant desire to modify the terms and conditions of the Lease.

        NOW, TBEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the lease will be amended as follows:

Article 1	Term
Commencement Date:	September 14, 1998
Expiration Date:	September 13, 2003

        Tenant hereby represents and warrants to Landlord that the Lease as amended constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with their terms, and Tenant has no defenses, offsets or counterclaims with respect to its obligations thereunder. Except as modified hereby, the Lease shall continue unmodified and in full force and effect.

By:	Patrician Associates, Inc., a California Corporation
By:	/s/ TIM WIRTA Tim Wirta
Its:	Vice President
By:	/s/ T.E. MINTON T.E. Minton
Its:	Vice President
Tenant: Accpac International, Inc., a Delaware Corporation
By:	/s/ FREDERICK WYSOCKI Frederick Wysocki
Its:	CEO

July 1, 1999

ACCPAC International; Inc.
6700 Koll Center Parkway
Suite 300
Pleasanton, CA 94566

RE
Bernal Corporate Park Plaza I
6700 Koll Center Parkway, Suite 300
Pleasanton, CA

Dear Tenant

        Please be advised that effective July 1, 1999, the undersigned has sold the above-referenced project to Principal Development Investors, L.L.C., a Delaware limited liability company. There will be no change in where the rental payments should be sent.

        Any questions regarding maintenance and management of the property should continue to be addressed as they have in the past.

BUYER:

PRINCIPAL DEVELOPMENT INVESTORS, L.L.C., a Delaware limited liability company
By:	PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, Member
By:	/s/ THOMAS J. BELL, ASS
Title:	Commercial Real Estate
By:	/s/ KEN DUBAS
Title:	Director, Commercial Real Estate
SELLER:
PATRICIAN ASSOCIATES, INC., a California corporation
By:	/s/ STANLEY K. GIBSON
Title:	Vice President
By:	/s/ ILLEGIBLE
Title:

SECOND AMENDMENT TO LEASE

        This SECOND AMENDMENT TO LEASE (this "Amendment") is made and entered into as of July 20, 2002, by and between WB BERNAL, LLC, a Delaware limited liability company ("Landlord"), and ACCPAC INTERNATIONAL, INC., a Delaware corporation ("Tenant"), for the premises located at 6700 Koll Center Parkway, Suite 300, Pleasanton, California 94566 ("Premises").

RECITALS:

        A.    WHEREAS, Bernal Corporate Park, a joint venture between Principal Life Insurance Company, an Iowa corporation, and Patrician Associates, Inc., a California corporation, as predecessor-in-interest to Landlord, and Tenant entered into that certain Office Lease dated June 5, 1998, as amended by that certain First Amendment to Lease dated September 14, 1998 ("First Amendment") (as amended, the "Lease");

        B.    WHEREAS, Landlord and Tenant now desire to further amend the Lease in accordance with the terms hereof;

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Recitals.    The foregoing recitals are incorporated herein by this reference.

        2.    Defined Terms.    Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

        3.    Effective Date.    This Amendment shall be effective upon the mutual execution and delivery by Landlord and Tenant of this Amendment (the "Effective Date").

        4.    Extension Term.    As of the Effective Date, the term of the Lease shall be extended for sixty five (65) months ("Extension Term"), commencing on September 14, 2003 ("Extension Commencement Date") and expiring on February 13, 2009 ("Extension Expiration Date"). Tenant shall be deemed to have exercised its "Option to Renew" set forth in Article 51 of the Lease and Tenant acknowledges and agrees that Tenant does not have any further options to renew or extend the term of the Lease.

        5.    Rent Adjustment.    From and after the Extension Commencement Date, the monthly Basic Rent set forth in Article 3 of the Lease shall be adjusted, as provided for in Article 51, to the fair market rental value of the Premises as follows:

Months of Extension Term	Basic Rent per Month
Months 1 through Months 4 and the first twenty-five (25) days of Month 5	$0
Last six (6) days of Month 5 (or if Month 5 only has thirty (30) days, then the last five (5) days of Month 5) through Month 65	$69,869.66

        6.    Direct Expenses Base.    As of the Extension Commencement Date, each and every reference to "1999" in Article 4(a)(ii) of the Lease shall be deleted and replaced with "2004."

        7.    Parking.    As of the Extension Commencement Date, in addition to the two (2) reserved parking spaces provided to Tenant pursuant to the terms and conditions of Article 38 of the Lease, Tenant shall receive an additional three (3) reserved parking spaces proximate to the entrance of the Building, pursuant to the terms and conditions of Article 38 of the Lease. Tenant agrees and acknowledges that Tenant is only entitled to a total of five (5) reserved parking spaces and only after the Extension Commencement Date shall have occurred.

        8.    Tenant Improvement Allowance.    Provided that no default has occurred under the Lease prior to the Extension Commencement Date, Tenant shall be entitled to a one-time tenant improvement allowance in the amount of $6.00 per rentable square foot in the Premises, for a total of $176,142.00, to be paid to Tenant upon the Extension Commencement Date for the costs related to tenant improvements ("Tenant Improvements"), which Tenant shall perform in the Premises after the Extension Commencement Date and prior to the Extension Expiration Date. Tenant agrees and acknowledges that the construction of the Tenant Improvements shall be in accordance with Article 12 [Alterations] of the Lease.

        9.    Signage.    Upon the termination of the lease (including any options to renew, extensions rights and/or subleases in connection with said lease) currently in place for Suite 200 at 6700 Koll Center Parkway ("Signage Premises"), the surrender of the Signage Premises to Landlord, the removal by the tenant ("Other Tenant") occupying the Signage Premises of the sign currently depicted on Exhibit "A" as "Calpine" on the monument sign ("Monument Sign") shown on Exhibit "A" attached hereto and subject to all governmental regulations, Landlord shall provide Tenant with the opportunity to have Tenant's name placed upon the Monument Sign in the location of the Other Tenant's sign as set forth on Exhibit "B" attached hereto or such other location on the Monument Sign designated by Landlord, in its sole and absolute discretion. Tenant agrees and acknowledges that Tenant shall be sharing the Monument Sign with other tenants and that Tenant's sign shall be on the same line as other tenants' signs (as shown on Exhibit "B" attached hereto). The size, design, specifications, color and other physical elements of the Tenant identification sign shall be subject to Landlord's written reasonable approval prior to installation and must be consistent with Landlord's signage program as determined by Landlord in Landlord's sole and absolute discretion. Landlord will be responsible for obtaining and installing the sign within twenty (20) business days of the Effective Date. The cost of the installation of the sign, and its maintenance and removal expense, shall be shared equally between Tenant, and the new tenant occupying the Signage Premises and sharing the Monument Sign. If Tenant fails to maintain its sign or if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts within ten (10) days of Landlord providing Tenant with an invoice as an additional rent item. Notwithstanding anything to the foregoing, Tenant agrees and acknowledges that Tenant must comply with all rules and regulations and Tenant must obtain the approval of any and all governmental agencies having jurisdiction over Tenant's sign, prior to such installation. Tenant agrees and acknowledges that Tenant shall be sharing the Monument Sign with other tenants. In the event of an assignment or sublease of the Lease as to which Landlord does not consent in writing, Tenant shall not have the right to assign the right to use said sign.

        10.    Express Changes Only.    Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        11.    Brokers.    Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with the Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys' fees and costs.

        Landlord warrants that it has had no dealings with anv real estate broker or agent in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with the Lease. If Landlord has dealt with any other person or real estate broker with respect to this Lease. Landlord shall be solely responsible for the payment of any fee due said person or firm and Landlord shall hold Tenant free and harmless against any liability in respect thereto, including attorneys' fees and costs.

        12.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution of facsimiles of this Amendment shall be binding on the parties hereto.

        13.    Governing Law.    The validity and effect of this Amendment shall be governed by and construed in accordance with the laws of the State of California.

        14.    Entire Agreement.    There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

        15.    Attorneys' Fees.    In the event that either party hereto brings any action or files any proceedings in connection with the enforcement of its respective rights under this Amendment or as a consequence of any breach by the other party hereto of its obligations hereunder, the prevailing party in such action or proceeding shall be entitled to have its reasonable attorneys' fees and out-of-pocket expenditures paid by the losing party.

[SIGNATURE PAGE FOLLOWS]

        16.    WAIVER OF RIGHT TO TRIAL BY JURY.    EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

LANDLORD:
WB BERNAL, LLC, a Delaware limited liability company
By:	/s/ PATRICK K. FOX
Its:	Patrick K. Fox, Vice President
TENANT:
ACCPAC INTERNATIONAL, INC., a Delaware corporation
By:	/s/ DONNAT LETTMAN
Its:	CFO 7/19/02

Exhibit "A"

Exhibit "B"

QuickLinks

  Exhibit 10.9
BERNAL CORPORATE PARK BERNAL CORPORATE PLAZA I
TABLE OF CONTENTS
BERNAL CORPORATE PARK BERNAL CORPORATE PLAZA I
ARTICLE 1 TERM
ARTICLE 2 POSSESSION
ARTICLE 3 BASIC RENT
ARTICLE 4 RENTAL ADJUSTMENT
ARTICLE 5 SECURITY DEPOSIT
ARTICLE 6 USE
ARTICLE 7 NOTICES
ARTICLE 8 BROKERS
ARTICLE 9 HOLDING OVER
ARTICLE 10 TAXES ON TENANT'S PROPERTY
ARTICLE 11 CONDITION OF PREMISES
ARTICLE 12 ALTERATIONS
ARTICLE 13 REPAIRS
ARTICLE 14 LIENS
ARTICLE 15 ENTRY BY LANDLORD
ARTICLE 16 UTILITIES AND SERVICES
ARTICLE 17 BANKRUPTCY
ARTICLE 18 INDEMNIFICATION
ARTICLE 19 DAMAGE TO TENANT'S PROPERTY
ARTICLE 20 TENANT'S INSURANCE
ARTICLE 21 DAMAGE OR DESTRUCTION
ARTICLE 22 ENIINENT DOMAIN
ARTICLE 23 DEFAULTS AND REMEDIES
ARTICLE 24 ASSIGNMENT AND SUBLETTING
ARTICLE 25 SUBORDINATION
ARTICLE 26 ESTOPPEL CERTIFICATE
ARTICLE 27 SIGNAGE
ARTICLE 28 RULES AND REGULATIONS
ARTICLE 29 CONFLICT OF LAWS
ARTICLE 30 SUCCESSORS AND ASSIGNS
ARTICLE 31 SURRENDER OF PREMISES
ARTICLE 32 ATTORNEYS' FEES
ARTICLE 33 PERFORMANCE BY TENANT
ARTICLE 34 MORTGAGEE PROTECTION
ARTICLE 35 DEFINITION OF LANDLORD
ARTICLE 36 WAIVER
ARTICLE 37 IDENTIFICATION OF TENANT
ARTICLE 38 PARKING
ARTICLE 39 TERMS AND HEADINGS
ARTICLE 40 EXAMINATION OF LEASE
ARTICLE 41 TIME
ARTICLE 42 PRIOR AGREEMENT: AMENDMENTS
ARTICLE 43 SEPARABILITY
ARTICLE 44 RECORDING
ARTICLE 45 CONSENTS
ARTICLE 46 LIMITATION ON LIABILITY
ARTICLE 47 RIDERS
ARTICLE 48 EXHIBITS
ARTICLE 49 MODIFICATION FOR LENDER
ARTICLE 50 PROJECT PLANNING
ARTICLE 51 OPTION O RENEW
ARTICLE 52 RIGHT OF FIRST OFFER
EXHIBIT A
THE PROJECT
EXHIBIT A-1 WORK LETTER AGREEMENT
STANDARDS FOR UTILITIES AND SERVICES
RULES AND REGULATIONS Bernal Corporate Plaza I Project
PARKING RULES AND REGULATIONS
BERNAL CORPORATE PARK FIRST AMENDMENT TO LEASE
RECITALS
SECOND AMENDMENT TO LEASE
RECITALS